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                                                                    EXHIBIT 99.2


                 Hurry, Inc. Announces Shareholder Distribution

         ATLANTA, GA. - (BUSINESS WIRE) - January 30, 2002 - Hurry, Inc. (formerly known as Harry's Farmers Market, Inc.) (OTC BB: HURY) today reported that its Board of Directors has approved a distribution of $0.38 per share to shareholders who are shareholders of record as of the close of business on February 11, 2002. The Company intends to begin the process of mailing the distribution immediately after the record date. The distribution is in connection with amounts received for the sale of the Company's megastores and related assets to Whole Foods Market Group, Inc. in October 2001. In addition to this distribution, while no assurances can be given as to the timing and amount, if any, the Company still hopes to make a further distribution to shareholders after its Board of Directors has ascertained all potential contingencies related to the ongoing operations and winding up of the Company, as described below.

         The Board of Directors of Hurry, Inc. is considering various alternatives to wind down the affairs of the Company and liquidate the remaining assets, in an effort to maximize remaining value for the shareholders. The Board has approved an agreement to transfer the assets of the Harry's In A Hurry store on Ponce de Leon Avenue in Atlanta, Georgia to Market One, a specialty grocer, for cash, the assumption of related liabilities and a short term note related to the inventory, effective on or about February 5, 2002. Since the sale of the megastores to Whole Foods, the Company has closed three of its Harry's In A Hurry stores, has now agreed to sell one of the remaining stores and continues to operate two of such stores. Management and the Board are continuing to seek alternatives for the remaining Hurry, Inc. stores and assets, which may include the sale or transfer of the properties and related assets and liabilities, a sale of the outstanding shares of stock of the Company, the closing of additional locations or other methods of minimizing liability and enhancing shareholder value, to the extent possible.

         In determining any further distribution to shareholders, the Directors continue to work at resolving certain contingencies and ongoing liabilities, including, but not limited to, the resolution of the working capital adjustment and other escrow funds related to the Whole Foods transaction, the obligations of the remaining leases for Harry's In A Hurry stores and ongoing equipment leases. The Company remains currently solvent and intends to comply with all legal requirements prior to making any distributions.

         In addition, as the size of the Company's operations continue to decline, and in an effort to reduce costs and expenses wherever possible, the Board has decided to reduce the size of the Board to three total directors. Robert C. Glustrom and Peter Barr have resigned from the Hurry, Inc. Board of Directors. The Company would like to express its appreciation for the hard work and dedication provided by Mr. Glustrom and Mr. Barr during their respective tenures on the Board. In furtherance of the objective to reduce costs, all corporate and administrative expenses have been reduced, including personnel and a further reduction of salary to Harry Blazer, the Chief Executive Officer and President of the Company to an annual salary of $52,000.


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         Hurry, Inc. presently owns and operates three Harry's In A Hurry convenience stores in the metropolitan Atlanta, Georgia area. The stores specialize in perishable food products - fresh fruits and vegetables; fresh meats, poultry and seafoods; fresh baked goods; freshly made ready-to-eat, ready-to-heat and ready-to-cook prepared foods; and deli, cheese and dairy products. In addition, the stores feature lines of specialty, hard-to-find and gourmet nonperishable food products, floral items and a full line of wines and imported and domestic beers.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief, as well as assumptions made by and information currently available to management, pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company may experience actual results that differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including the possibility that funding may be inadequate to cover the Company's future plans, including additional distributions to shareholders, the unknown costs involved with the closing of certain stores, the continued uncertainty related to operating the Harry's In A Hurry stores without the full support of the megastores' personnel and operations previously in place, the impact of certain litigation, the cost and timing of implementing various initiatives and other factors, including, but not limited to, those identified in the Company's Annual Report on Form 10-K for the most recently ended fiscal year.